Gibson, Dunn & Crutcher LLP 1221 McKinney Street Houston, Texas 77010-2046 Tel 346.718.6600 www.gibsondunn.com

Exhibit 5.1

January 31, 2018

American Midstream Partners, LP

2103 CityWest Blvd., Bldg. 4, Suite 800

Houston, Texas 77042

Re:    American Midstream Partners, LP

          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable), of:

(i) common units representing limited partner interests in the Partnership (the “Common Units”);

(ii) preferred units representing limited partner interests in the Partnership (the “Preferred Units”); and

(iii) other partnership securities representing limited partner interests in the Partnership (the “Partnership Securities”).

The Common Units, the Preferred Units and the Partnership Securities are collectively referred to herein as the “Securities.”

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, partnership and limited liability company records, certificates of officers of the Partnership’s general partner (the “General Partner”) and of public officials, and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers of the General Partner and other representatives of the Partnership and others.

Beijing • Brussels • Century City • Dallas • Denver • Dubai • Frankfurt • Hong Kong • Houston • London • Los Angeles • Munich

New York • Orange County • Palo Alto • Paris • San Francisco • São Paulo • Singapore • Washington, D.C.

January 31, 2018

We have assumed without independent investigation that:

(iv) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(v) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(vi) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(vii) at the Relevant Time, all limited liability company, partnership or other action required to be taken by the General Partner and the Partnership to duly authorize each proposed issuance of Securities and any related documentation (including (i) the due reservation of any Common Units or Preferred Units for issuance upon exercise, conversion or exchange of any Securities for Common Units or Preferred Units (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to below) shall have been duly completed and shall remain in full force and effect; and

(viii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary limited liability company, partnership or other action of the General Partner and the Partnership and duly executed and delivered by the General Partner, the Partnership and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

When (i) the Securities have been duly executed (in the case of certificated Securities) and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (b) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any

January 31, 2018

additional consideration specified therein, and (ii) any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, such Securities will be validly issued, and purchasers of the Securities will have no obligation to make payments to the Partnership or its creditors (other than the purchase price for the Securities) or contributions to the Partnership or its creditors solely by reason of the purchasers’ ownership of the Securities.

The opinion expressed above is subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, to the extent relevant for our opinion herein, the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware LP Act and the Delaware LLC Act as currently in effect and have made such inquiries as we consider necessary to render the opinion set forth above. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws, and (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

January 31, 2018

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

Gibson, Dunn & Crutcher LLP